**George Brenner, CPA**
**A Professional Corporation**
**10680 W. PICO BOULEVARD, SUITE 260**
**LOS ANGELES, CALIFORNIA 90064**
**310/202-6445 – Fax 310/202-6494**

To The Board of Directors
Neuralstem, Inc.

Consent of Independent Registered Public Accounting Firm
Neuralstem, Inc.
Audited Financial Statements
December 31, 2005

I consent to the incorporation in the Annual Report of Neuralstem, Inc. on Form SB-2 of our report dated March 29, 2006 except for note 9, August 15, 2006, for the financial statements of Neuralstem, Inc. as of December 31, 2005, one-year period ended December 31, 2005, which my reports are incorporated in the Form SB-2.

George Brenner, CPA

Los Angeles, California
April 25, 2007